Exhibit 2

JOINT FILING STATEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, each of the undersigned agrees that (i) this statement on Schedule 13G has been adopted and filed on behalf of each of them and (ii) all future amendments to such statement on Schedule 13G will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

February 23, 2005

FP-MCCARTNEY, LLC

By:	FRANCISCO PARTNERS LP
Its Managing Member

By:	FRANCISCO PARTNERS GP, LLC,
Its General Partner

By:	/s/ Gerald Morgan

	Name:	Gerald Morgan
	Title:	Managing Director

FRANCISCO PARTNERS LP

By:	FRANCISCO PARTNERS GP, LLC,
Its General Partner

By:	/s/ Gerald Morgan

	Name:	Gerald Morgan
	Title:	Managing Director

FRANCISCO PARTNERS GP, LLC

By:	/s/ Gerald Morgan

	Name:	Gerald Morgan
	Title:	Managing Director